Arsenal on the Charles
Index
For the Three Months Ended March 31, 2013 (unaudited)

Page(s)
Statement of Revenue and Certain Expenses.............................................................................................. 1

Notes to the Statement of Revenue and Certain Expenses....................................................................... 2-4

Arsenal on the Charles
Statement of Revenue and Certain Expenses For the Three Months Ended March 31, 2013 (unaudited)

For the three months ended March 31, 2013 (unaudited)
Revenue
Rental income	$4,737,938
Tenant recoveries	541,883

Total revenue	$5,279,821

Certain Expenses
Cost of rental operations	$1,570,574
Real estate taxes and payment in lieu of taxes (Note 7)	1,315,022

Total certain expenses	$2,885,596

Revenue in excess of certain expenses	$2,394,225

The accompanying notes are an integral part of this Statement.
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Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Three Months Ended March 31, 2013 (unaudited)

1.	Organization

The Arsenal on the Charles (the “Property”) is not a legal entity, but rather an 11-building office park located in the greater Boston area of Massachusetts and is owned by Harvard University (the “University”). The buildings contain approximately 750,000 rental square feet of primarily class-A office space. Currently, 24 tenants occupy space at the Property. The accompanying statement of revenue and certain expenses (the “Statement”) relates to the operations of the Property.

2.	Summary of Significant Accounting Policies Basis of Presentation

The accompanying Statement relates to the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations for the three months ended March 31, 2013, due to the exclusion of the following revenue and expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization

•	Interest income and expense

•	Asset management fee paid to University

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the related leases. The impact of the straight-line rental revenue adjustment decreased rental income by approximately
$138,000 for the three months ended March 31, 2013. Tenant recoveries represent additional revenue from expense reimbursements by tenants for insurance, real estate taxes, and certain other expenses, as stipulated by the leases, and are recognized in the period in which the related expenses are incurred.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period, to prepare the Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Three Months Ended March 31, 2013 (unaudited)

3.	Description of Leasing Arrangements

The Property is leased to tenants primarily under non-cancelable operating leases, which vary in length. Future minimum base rentals on non-cancelable operating leases, on a calendar year basis, are as follows as of March 31, 2013 (unaudited):

2013	$13,487,419
2014	18,364,124
2015	15,101,089
2016	10,442,401
2017	9,495,578
2018 and thereafter	22,715,892

The future minimum lease payments exclude tenant reimbursements and the amortization of accrued rental revenue. The above table also includes payments associated with leases between the University and athenahealth, Inc. (see Note 4).

4.	Transactions with athenahealth, Inc.

athenahealth, Inc. leases office space at the Property under an agreement terminating on November 30, 2017. The Property recognized straight-line rental revenue of approximately
$1,466,000 and received cash payments of approximately $1,509,000 for the use of this space for the three months ended March 31, 2013. In addition, tenant recoveries from athenahealth, Inc. totaled $156,342 for the three months ended March 31, 2013.

5.	Concentration of Risk

As of March 31, 2013, three tenants comprise approximately 60% of total rental revenue, including athenahealth, Inc., which comprises 31%. The terms of these three lease agreements are through November 30, 2017 (athenahealth, Inc.), December 31, 2017 and December 31, 2020.

6.	Commitments and Contingencies

Utility Purchase Commitment and Capital Lease
The University has entered into a Power Purchase Agreement (“PPA”) with a solar energy utility provider to purchase 100% of the electrical output from a solar panel system installed on the Property's premises. The PPA has been accounted for as a capital lease under the guidance in ASC 840-10-15-6 and as such has been capitalized by the Property. As a result, depreciation expense and interest income on the capital lease asset and amortization of the capital lease obligation are not reflected on the Statement. The University made cash payments of $27,182 for the three months ended March 31, 2013, related to the PPA. The PPA expires on July 29, 2034. The estimated future obligations under the PPA, on a calendar year basis, are as follows as of March 31, 2013 (unaudited):

2013	$81,750
2014	111,000
2015	114,000
2016	117,000
2017	120,000
2018 and thereafter	2,567,000

Arsenal on the Charles
Notes to the Statement of Revenue and Certain Expenses
For the Three Months Ended March 31, 2013 (unaudited)

The University did not sell any renewable energy credits associated with the solar panel system installed on the Property during the three months ended March 31, 2013.

Site Lease
In conjunction with the PPA, the University also entered into a site lease with the solar energy utility provider (“lessor”), as the lessor requires access to the Property's premises to install, construct, maintain and operate the solar panels. This lease was entered into for consideration of $1 for the term of the lease. The lease commenced on July 29, 2009 and will terminate 180 days after July 29, 2034, or at an earlier date agreed to by both parties, which is subsequent to the termination of the PPA.

General
The University is a defendant in various legal actions arising from the normal course of the Property's operations. While it is not possible to predict accurately or determine the eventual outcome of such actions, management believes that the outcome of these proceedings will not have a material adverse effect on the Property's revenue and certain expenses.

7.	Real Estate Taxes and Payments in Lieu of Taxes

The Property is owned by the University, which is a tax-exempt organization. The Property incurred both real estate taxes and a payment in lieu of taxes (“PILOT”) associated with the University's tax exempt status as a nonprofit institution and as defined in a Memorandum of Understanding (the “Agreement”) between Harvard University and the Town of Watertown. The amount of PILOT incurred for the three months ended March 31, 2013, is based on the Agreement. This Agreement terminates upon sale of the Property. The future amount of real estate taxes and PILOT (if any) will be based on the tax status of the owner of the Property, the assessed value of the Property and the tax rates in effect at the time.

8.	Related Party Transactions

The University leases office space at the Property and the Property recognized straight-line rental revenue of approximately $758,000 and received cash payments of approximately $801,000, for the use of this space for the three months ended March 31, 2013. In addition, tenant recoveries from this related party totaled $75,000 for the three months ended March 31, 2013. The lease agreement for this space will expire on January 31, 2020.

The University provides insurance on behalf of the Property, with expenses totaling approximately
$63,000 for the three months ended March 31, 2013. As a result, the expenses incurred may not be indicative of the expenses that would have been incurred by the Property under different ownership.

Electricity and gas is provided to the Property under University-wide contracts. The Property is billed based on the Property's actual meter readings. Total electric and gas expenses for the three months ended March 31, 2013, totaled approximately $423,000. As a result, the expenses incurred may not be indicative of the expenses that would have been incurred by the Property under different ownership.

9.	Subsequent Events

Management has evaluated the events and transactions that have occurred through July 25, 2013, the date which the Statement was available to be issued, and noted no items requiring adjustment to the Statement or additional disclosure.

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